                                      PROXY

                           MFS TOTAL RETURN PORTFOLIO

                                       OF
                           THE TRAVELERS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 March 14, 2006

        KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the MFS Total Return Portfolio of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on March 14, 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby MFS Total Return Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of MFS Total Return Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's MFS Total Return Portfolio.

               FOR [  ]        AGAINST [  ]        ABSTAIN [  ]

        Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.


                                        Dated:____________, 2006


                                        -------------------------------------
                                        Name of Insurance Company


                                        -------------------------------------
                                        Name and Title of Authorized Officer


                                        -------------------------------------
                                        Signature of Authorized Officer

MFS TOTAL RETURN
PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
______ Insurance Company
Separate Account ______

        2 EASY WAYS TO VOTE                      THE TRAVELERS SERIES TRUST
                                                   MFS TOTAL RETURN PORTFOLIO
1.  RETURN THIS VOTING INSTRUCTION FORM             ONE CITYPLACE, HARTFORD,
    USING THE ENCLOSED POSTAGE-PAID ENVELOPE.          CONNECTICUT 06103

2.  VOTE BY INTERNET - SEE INSTRUCTIONS        VOTING INSTRUCTION FORM FOR THE
    IN PROSPECTUS/PROXY STATEMENT.              SPECIAL MEETING OF SHAREHOLDERS
                                                  MARCH 14, 2006, 10:00 A.M.

***  CONTROL NUMBER:                  ***

MFS TOTAL RETURN PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the MFS Total Return Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York, at 10:00 a.m. Eastern Time on March 14, 2006, and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.


                                Date ____________, 2006


                                      PLEASE SIGN IN BOX BELOW
                                      ________________________________________
                                     |                                        |
                                     |                                        |
                                     |________________________________________|
                                Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

           Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                  FOR      AGAINST    ABSTAIN

To approve the Agreement and Plan of              [  ]       [  ]       [  ]
Reorganization with respect to the acquisition of MFS Total Return Portfolio, a series of The
Travelers Series Trust, by MFS Total Return
Portfolio, a series of Metropolitan Series Fund,
Inc.